Exhibit 10.2

CALIDI BIOTHERAPEUTICS, INC.
CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	San Diego, California
March 8, 2024

FOR VALUE RECEIVED, Calidi Biotherapeutics, Inc., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to [__________], or its registered assigns____________ (“Holder”), in lawful money of the United States of America in the principal amount of Two Million Dollars ($2,000,000.00) (“Principal Amount”) pursuant to that certain Settlement Agreement and Release of All Claims dated March 8, 2024, by and among Borrower and Holder (the “Settlement Agreement”), together with interest thereon in accordance with the terms hereof, from the date hereof until the date on which this Convertible Promissory Note (the “Note”) is paid in full. “Closing” means the closing of the issuance of the Note pursuant to Section 1(c) and the terms and conditions hereunder.

1. Terms of Note.

(a) Interest Rate. Interest on the then outstanding Principal Amount of this Note shall accrue semiannually at a rate per annum equal to ten percent (10.0%), simple interest beginning on the date of this Note. All interest shall be calculated on the basis of the actual daily balances of Principal Amount outstanding for the exact number of days elapsed, using a year of three hundred sixty-five (365) days. All interest shall accrue and shall be payable on the Maturity Date in cash, or at the election of the Borrower, in-kind on the then outstanding amount of the Obligations by increasing the principal amount of the Obligations by the amount of such scheduled interest payment, or in-kind in Common Stock of the Borrower at the then-prevailing Note Conversion Price, provided the Borrower’s voting common stock is traded on an established public trading market.

(b) Maturity Date. Except as otherwise provided herein, the entire outstanding Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) March 8, 2028 (the “Maturity Date”) or (ii) an Event of Default (as defined below). Such payments shall be applied first to the payment of unpaid interest and second to reduce the outstanding Principal amount.

(c) Conditions to Closing. Upon satisfaction or waiver by the party sought to be benefited thereby of the conditions set forth in this Section 1(c), the Closing shall occur. At Closing:

(i)	the Note shall be duly executed by the Borrower and Holder;

(ii)	the Settlement Agreement shall be duly executed by the Borrower and Holder; and

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(iii)	the Principal Amount shall be wired to Borrower’s designated bank account.

2. Voluntary Prepayment. The unpaid Principal Amount, together with interest accrued thereon, may be prepaid by the Company, in whole or in part, after the earlier of (i) 180 days from the issuance of this Note or (ii) the Effective Registration Date (as defined herein) upon thirty (30) days’ prior written notice without penalty.

3. Conversion. Holder shall have the right to convert, in whole or in part, the unpaid Principal Amount, together with accrued interest thereon, of this Note into shares of Borrower’s Common Stock upon the earlier of (i) 180 days from the issuance of this Note or (ii) the Effective Registration Date (as defined herein).

(a) Voluntary Conversion. At Holder’s option, Holder may convert, in whole or in part, the Principal Amount and accrued interest into a number of shares of Common Stock of the Company calculated by dividing (x) the Principal Amount and accrued interest to be converted under the Note, by (y) the then-applicable Conversion Price, as the case may be, subject to adjustment, in any.

(b) Mandatory Conversion. Provided that the Company completes a financing (the “Financing”) of its capital securities, or securities that may be converted into or exercise into capital securities, (i) of at least $8 million, not including the Principal Amount plus any accrued interest subject to the Mandatory Conversion, in an offering registered with the SEC; or (ii) of at least $2 million, not including the Principal Amount plus any accrued interest subject to the Mandatory Conversion, to non-affiliated purchaser(s) at an effective price of at least 150% of the Initial Note Conversion Price, Holder will be required to convert all, but not less than all (subject to the exchange limit set forth in paragraph 3(k) below), Principal Amount plus any accrued interest, into shares of Common Stock at the lower of the then-applicable Conversion Price and the effective price of such Financing; provided, however, that such mandatory conversion shall only be required if the Borrower if the Common Stock is then currently listed for trading on the NYSE or Nasdaq, and either (i) a resale shelf registration statement is in effect at the time of delivery of Common Stock permitting the Holder to sell all such shares of Common Stock to be received upon the Mandatory Conversion, (ii) the Holder thereof may sell all such shares under Rule 144 within a three-month period and such Holder, together with its affiliates, owns less than 1% of the outstanding shares of Common Stock, or (iii) in the case of a public offering, the Holder receives the same registered securities in the public offering in exchange for and in satisfaction of the unpaid Principal and accrued interest thereon.

(i)	For a Mandatory Conversion in connection with a registered public offering to be effective, the Borrower shall provide notice to Holder at least one (1) Business Day prior to the pricing date.

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(ii)	For a Mandatory Conversion in connection with an offering with an effective price of at least 150% of the Initial Note Conversion Price, the Borrower shall provide notice of Mandatory Conversion not more than ten (10) Business Days after the closing of the offering, selecting a Mandatory Conversion Date not less than ten (10) Business Days and not more than twenty (20) Business Days after the date on which the Borrower provides the notice of Mandatory Conversion to the Holder. The notice shall state, as appropriate:

(1)	the Mandatory Conversion Date selected by the Borrower; and

(2)	the conversion rate in effect on the Mandatory Conversion Date, the amount of the outstanding principal amount and accrued interest on the Mandatory Conversion Date and the number of shares of Common Stock to be delivered to Holder.

(c) Effectiveness of Conversion. The Conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the Holder shall be treated for all purposes as the record holder of the shares of Common Stock issued in the Conversion as of such date.

(d) Reservation of Shares. The Borrower shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Convertible Note, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all amounts outstanding under the Convertible Notes then outstanding. Any shares of Common Stock issued upon conversion of amounts outstanding under the Note shall be duly authorized, validly issued, fully paid and non-assessable.

(f) Mechanics of Conversion. As promptly as practicable after the conversion of this Note, this Note shall be cancelled, and the Borrower will issue and deliver to the Holder a certificate or certificates or evidence a book entry representing the full number of shares of Common Stock (and the issuance of such certificate or certificates shall be made without charge to the Holder for any issuance in respect thereof or other cost incurred by the Borrower in connection with such conversion and the related issuance of shares). No fractional shares of Common Stock or scrip representing a fraction of a shares of the Common Stock will be issued upon conversion, but the number of such shares issuable shall be rounded up to the nearest whole share.

(g) Adjustments. If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise), its outstanding shares of Common Stock into a greater number of shares, the then applicable Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Borrower at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

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(h) Documentation. As a condition of effecting such conversion under this Section 3, Borrower shall execute and delivery all necessary documents, and the Company will take all necessary steps and seek all necessary approvals, including, but not limited to, approval by the NYSE American, to effect such conversion.

(i) Limitation on Beneficial Ownership. The Holder shall not have the right to convert any of the Note held by such Holder pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other attribution parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other attribution parties shall include the number of shares of Common Stock held by such Holder and all other attribution parties plus the number of shares of Common Stock issuable upon conversion of the Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Note beneficially owned by such Holder or any of the other attribution parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Borrower (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder or any other attribution party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Borrower’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Borrower or (z) any other written notice by the Borrower or the transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Borrower receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Borrower shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section, to exceed the Maximum Percentage, such Holder must notify the Borrower of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Borrower shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Borrower, including this Note, by such Holder and any other attribution party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of this Note results in such Holder and the other attribution parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other attribution parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Borrower, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 19.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Borrower and (ii) any such increase or decrease will apply only to such Holder and the other attribution parties and not to any other Holder that is not an attribution party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. The provisions of this Section shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to the extent necessary to correct this Section (or any portion thereof) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this Section may not be waived and shall apply to a successor holder of this Note.

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(j) As used in this Note, the following capitalized terms have the following meaning.

“Common Stock” shall mean the voting common stock of the Borrower.

“Conversion Price” shall mean the “Initial Conversion Price” or the “Reset Conversion Price,” whichever is in effect at the time of conversion.

“Initial Note Conversion Price” shall equal 94.0% of the 10-day VWAP ending the business day preceding execution of this Note.

“Reset Note Conversion Price” shall equal 94.0% of 10-day VWAP ending on the thirtieth (30th) day after the Effective Registration Date.

“VWAP” shall mean, for any trading day, the daily volume weighted average price of the shares of Common Stock for such trading day on the NYSE American LLC (or such other market or exchange on which the shares of Common Stock are then listed or traded) during regular trading hours as reported by Bloomberg L.P.

(k) Compliance with Rules of Principal Market. Notwithstanding anything to the contrary herein, Holder shall not convert the Principal Amount and accrued interest under this Note (or any other note issued to Holder under the Settlement Agreement) if the aggregate number of shares of Common Stock that is converted under this Note (and any other note issued to Holder under the Settlement Agreement) would exceed 7,068,920 (representing 19.99% of the aggregate amount of Common Stock issued and outstanding as of the date of this Agreement, such maximum number of shares, the “Exchange Cap”); provided, however, that the Exchange Cap will not apply if the Company’s stockholders have approved the conversion into Common Stock in excess of the Exchange Cap in accordance with the rules of the NYSE American or the rules of the then stock exchange on which the Holder’s shares of Common Stock are listed. In connection with each conversion notice and subject to compliance with the rules of the NYSE American, any portion of a conversion that would exceed the Exchange Cap shall automatically be withdrawn with no further action required by the Holder and such conversion notice shall be deemed automatically modified to reduce the aggregate amount of the conversion requested so that such aggregate of conversion of shares of Common Stock by Holder will be less than the Exchange Cap.

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(l) Failure to Deliver Common Stock Prior to Delivery Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered within three (3) Business Days of any conversion (the “Deadline”), the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock until the Borrower issues and delivers a certificate to the Holder or provides evidence of such delivery and book entry form to the Holder the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (under Holder’s and Borrower’s expectation that any damages will tack back to the Issue Date). Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained herein are justified.

4. Events of Default. Upon the occurrence of any of the following events (“Event of Default”), the Borrower shall be in default hereunder.

(a) failure by the Borrower to pay when due any of the principal or accrued and unpaid interest hereunder; and such default shall have continued for a period of thirty days (30) days;

(b) the Borrower (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property if such appointment is not terminated or dismissed within sixty (60) days, (iii) makes an assignment for the benefit of creditors, (iv) is adjudicated as bankrupt or insolvent, (v) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (vi) becomes subject to any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing, or has an order for relief entered against it in any proceeding under the United States Bankruptcy Code.

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(c) the Borrower’s Common Stock is no longer listed on the NYSE American or the Nasdaq Stock Market.

If an Event of Default occurs, all indebtedness under this Note shall become immediately due and payable, and the Borrower shall immediately pay to Holder all amounts outstanding hereunder. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Borrower, declare all outstanding indebtedness payable by the Borrower hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default, immediately and without notice, all outstanding indebtedness payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Holder may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5. Registration Rights.

(a) Filing of a Registration Statement. Upon a written demand by Holder, Borrower shall prepare and file with the Securities and Exchange Commission (“SEC”) a Registration Statement for the resale by the Holder of the Common Stock issuable upon the conversion of the Note (and shares of Common Stock issuable upon the conversion of another note issued in connection with the Settlement Agreement) as soon as practicable after the effective date of the Settlement Agreement and Release of All Claims. Notwithstanding the foregoing, Borrower will have the right to delay the filing of such Registration Statement if the Borrower provides notice to Holder that it intends to effect a registered public offering of its securities by April 30, 2024. In the event that Borrower gives notice to Holder that it intends to conduct a registered public offering, Borrower shall have the right to delay the filing of a Registration Statement under this Section 5(a) until the lapse of any restrictive period prohibiting the filing of registration statements required under the public offering. The Borrower shall use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable. The effectiveness date of the Registration Statement under this Section 5(a) or (b) shall be deemed the Effective Registration Date; provided, however, that if the Effective Registration Date shall not have occurred prior to 180 days from the issuance of this Note, the Effective Registration Date as defined in this Note shall be deemed to occur on the 181st day after the issuance of this Note.

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(b) Piggyback Registration. If the Registration Statement provided for in subsection (a) above has not been filed and declared effective by the SEC, and if Borrower determines on or after ninety (90) days from the issuance of this Note to prepare and file with the SEC a registration statement or offering statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (“Securities Act”), of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Borrower shall deliver to the Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, such Holder shall so request in writing, the Borrower shall include in such registration statement or offering statement all Common Stock that may be issued in connection with the conversion of this Note such Holder requests to be registered; provided, however, the Company shall not be required to register any shares of Common Stock pursuant to this Section 5(b) that are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or that are the subject of a then-effective Registration Statement.

(c) Cutback. If an underwriter or placement agent that is to be engaged in an underwritten offering or best efforts offering advises the Borrower in good faith that the dollar amount or number of Common Stock which the Holder desires to sell under this Section 5(a) or (b), exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then the Company, and its underwriter or placement agent, will have to right to reduce the number of Common Stock requested to be registered by such Holder on a pro rata basis.

(d) Maintaining a Registration Statement. The Borrower shall maintain the effectiveness of any Registration Statement that has been declared effective at all times, provided, however, that if the Borrower has received notification pursuant to Section 3(e) above that the Holder has completed resales pursuant to the Registration Statement for all the shares of Common Stock, then the Borrower shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Note, the Borrower shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Borrower shall notify the Holder promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the NYSE American, (iii) the Common Stock ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Borrower fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

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(e) Completion of Resale Pursuant to the Registration Statement. After the Holder has completed the subsequent resale of the shares of Common Stock pursuant to the Registration Statement, Holder will notify the Company in writing (which may be by e-mail) that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

(d) Filing Procedures. The Borrower shall (A) permit counsel to the Holder an opportunity to review and comment upon (i) each Registration Statement at least three (3) Trading Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or prospectus supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (B) shall reasonably consider any comments of the Holder and its counsel on any such Registration Statement or amendment or supplement thereto or to any prospectus contained therein. The Borrower shall promptly furnish to the Holder, without charge, (i) electronic copies of any correspondence from the SEC or the staff to the Borrower or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Holder, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR).

(e) Amendments and Other Filings. The Borrower shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Note), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Holder copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information, and (iv) comply with the provisions of the Securities Act with respect to the Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e) by reason of the Borrower’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Borrower shall file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Borrower to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.

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6. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Holder that:

(a)	Due Incorporation, Qualification. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Borrower.

(b)	Authority. The execution, delivery and performance by the Borrower of the Note and the consummation of the transactions contemplated thereby (i) are within the power of the Borrower and (ii) have been duly authorized by all necessary actions on the part of the Borrower.

(c)	Enforceability. Each Note executed, or to be executed, by the Borrower has been, or will be, duly executed and delivered by the Borrower and constitutes, or will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	Non-Contravention. The execution and delivery by the Borrower of the Note executed by the Borrower and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Charter or bylaws of the Borrower, or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Borrower; or (ii) result in the creation or imposition of any lien upon any property, asset or revenue of the Borrower or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Borrower, its business or operations, or any of its assets or properties.

(e)	Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of the Note by the Borrower and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Note.

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(f)	Shareholder Approval. In the event that the aggregate number of shares of Common Stock that are convertible under this Note (and any other note issued to Holder under the Settlement Agreement) would exceed the Exchange Cap, the Borrower shall cause a resolution seeking approval of the excess to be submitted for approval of the stockholders at the next annual or special meeting, and any subsequent meeting until such approval is obtained.

7. Representations and Warranties of Holder. Holder represents and warrants to the Borrower upon the acquisition of the Note as follows:

(a)	Binding Obligation. Holder has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note constitutes valid and binding obligations of Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)	Securities Law Compliance. Holder has been advised that the Note and the underlying securities have not been registered under the Act or any state securities laws and, therefore, cannot be resold unless it or they are registered under the Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Borrower is under no obligation to effect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration. Holder has not been formed solely for the purpose of making this investment and is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Holder’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act and shall submit to the Borrower such further assurances of such status as may be reasonably requested by the Borrower. The residency of Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath Holder’s name on the signature page hereto.

(c)	Access to Information. Holder acknowledges that the Borrwer has given Holder access to the corporate records and accounts of the Borrower and to all information in its possession relating to the Borrower, has made its officers and representatives available for interview by Holder, and has furnished Holder with all documents and other information required for Holder to make an informed decision with respect to the purchase of the Note.

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8. Amendment and Waiver. Any provision of this Note may be amended, waived or modified only with the written consent of the Borrower and the Holder provided however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of any Note without the Holder’s written consent, or (ii) reduce the rate of interest of any Note without the Holder’s written consent. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Borrower and Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto.

9. Assignment by the Borrower. The rights, interests or obligations of the Borrower hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Borrower without the prior written consent of the Holder.

10. Place of Payment. Payments of principal and interest and all notices and other communications to Holder hereunder or with respect hereto are to be delivered to Holder such address as specified by Holder by prior written notice to the Borrower, including any transferee of this Note.

11. Costs of Collection. In the event that the Borrower fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, the Borrower shall indemnify and hold harmless Holder of any portion of this Note from and against all costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and interest, including, without limitation, attorneys’ fees and expenses.

12. Waivers. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

13. Mutilated, Destroyed, Lost and Stolen Note. In case the Note shall be mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Note, or in lieu of a lost, stolen or destroyed Note, upon receipt of evidence satisfactory to the Borrower of the loss, theft or destruction of such Note.

14. Interest Savings Clause. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15. Governing Law. THIS NOTE AND THE RIGHTS AND DUTIES OF THE BORROWER AND HOLDER HEREOF SHALL BE GOVERNED BY, CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

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16. Waiver of Jury Trial. The Borrower hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.

17. Jurisdiction. In the event of a dispute, Borrower and Holder agree to the jurisdiction set forth in the Settlement Agreement.

18. Survival and Severability. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note. If any term, covenant or provision contained in this Note, or the application thereof to any Person or circumstance, will be determined to be void, invalid, illegal or unenforceable to any extent or will otherwise operate to invalidate this Note, in whole or part, then such term, covenant or provision only will be deemed not contained in this Note; the remainder of this Note will remain operative and in full force and effect and will be enforced to the greatest extent permitted by law as if such clause or provision had never been contained in it; and the application of such term, covenant or provision to other Persons or circumstances will not be affected, impaired or restricted by that occurrence.

19. Entire Agreement. This Note and the Settlement Agreement constitute, along with any exhibits hereto and thereto, and contain the entire agreement among the Borrower and Holder and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

20. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and be deemed to have been duly given (a) when personally delivered or sent by email(the receipt of which is confirmed in writing); (b) one business day after being sent by a nationally recognized overnight courier service; or (c) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below:

If to the Borrower: Calidi Biotherapeutics, Inc.

4475 Executive Drive, Suite 200

San Diego, CA 92121

wpizarro@calidibio.com or contracts@calidibio.com

If to the Holder: [__________]

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IN WITNESS WHEREOF, the Issuer has executed and delivered this Convertible Promissory Note on March 8, 2024

ISSUER:

Calidi Biotherapeutics, Inc.

By:
Name:	Allan Camaisa
Title:	Chief Executive Officer

Acknowledged and Agreed:

HOLDER:

[__________]

By:
Name:
Title:

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